Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Ltd., a company incorporated under the laws of People’s Republic of China, 62.56% equity of which is owned by China Eastern Airlines Corporation Limited.

2.	Shanghai Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

3.	Shanghai Eastern Flight Training Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

4.	Shanghai Airlines International Travel Group Co., Ltd., a company incorporated under the laws of People’s Republic of China, 86% equity of which is owned by China Eastern Airlines Corporation Limited.

5.	China Eastern Airlines (Shantou) Economics Development Co., Ltd., a company incorporated under the laws of People’s Republic of China, 55% equity of which is owned by China Eastern Airlines Corporation Limited.

6.	China Cargo Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 51% equity of which is owned by China Eastern Airlines Corporation Limited.

7.	China Eastern Airlines Wuhan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 46.46% equity of which is owned by China Eastern Airlines Corporation Limited.

8.	Shanghai Eastern Aircraft Maintenance Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.

9.	Shanghai Eastern Airlines Logistics Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

10.	Shanghai Airlines Hotel Investment Management Co., Ltd ., a company incorporated under the laws of People’s Republic of China, 89.8% equity of which is owned by China Eastern Airlines Corporation Limited.

11.	Shanghai Airlines Industrial Co., Ltd., a company incorporated under the laws of People’s Republic of China, 88.32% equity of which is owned by China Eastern Airlines Corporation Limited.

12.	Eastern Airlines Hotel Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

13.	China Eastern Airlines Executive Air Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

14.	China United Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

15.	Eastern Airlines Yunnan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 65% equity of which is owned by China Eastern Airlines Corporation Limited.

16.	Shanghai Crane International Transportation Co., Ltd., a company incorporated under the laws of People’s Republic of China, 40% equity of which is owned by China Eastern Airlines Corporation Limited.

17.	Eastern Air Overseas (Hong Kong) Corporation Limited, a company incorporated under the laws of Hong Kong, wholly owned by China Eastern Airlines Corporation Limited.